Exhibit 99.1

FOR IMMEDIATE RELEASE	Misty Albrecht
October 23, 2019	Business First Bank
225.286.7879
Misty.Albrecht@b1BANK.com

BUSINESS FIRST BANCSHARES, INC., ANNOUNCES FINANCIAL RESULTS FOR Q3 2019

Baton Rouge, LA (October 23, 2019) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of Business First Bank, Baton Rouge, Louisiana, today announced its unaudited results for the quarter ended September 30, 2019, including quarterly net income of $5.5 million, or $0.40 per diluted share, increases of $1.6 million and $0.07, respectively, from the quarter ended September 30, 2018. Core net income, which excludes noncore income and expenses, was $6.3 million, or $0.46 per diluted share, which reflects increases of $1.8 million and $0.09, respectively, from the quarter ended September 30, 2018.

“I am pleased with our company’s performance for the quarter as we continue to successfully navigate our way through the uncertainties of the current interest rate environment,” said Jude Melville, president and CEO. “In addition to maintaining a healthy net interest margin despite multiple reductions in the federal funds rate over the course of the quarter, we booked double-digit annualized loan growth and, most importantly, maintained sound credit quality.”

On October 17, 2019, Business First’s board of directors declared a quarterly dividend based upon financial performance for the quarter in the amount of $0.10 per share, same as the prior quarter, to the common shareholders of record as of November 15, 2019. The dividend will be paid on November 30, 2019, or as soon thereafter as practicable.

               b1BANK.com

Quarterly Highlights

●

Continued, Strong Loan Growth. Total loans held for investment at September 30, 2019 were $1.7 billion, an increase of $52.2 million compared to June 30, 2019. Annualized loan growth for the quarter ended September 30, 2019, was 12.7%, compared to 14.2% loan growth for the quarter ended June 30, 2019, and 14.5% year to date.

●

Mitigated Net Interest Margin and Spread Impact. Net interest margin and spread were negatively impacted compared to prior quarter due to two 25 basis points federal funds rate cuts for the quarter ended September 30, 2019, one at the end of July and one in mid-September. Net interest margin and net interest spread were 4.10% and 3.66%, respectively, for the quarter ended September 30, 2019 compared to 4.19% and 3.75% for the quarter ended June 30, 2019. Excluding loan discount accretion, net interest margin and spread were 3.99% and 3.55%, respectively, for the quarter ended September 30, 2019, compared to 4.02% and 3.58% for the quarter ended June 30, 2019.

●

Sound Credit Quality. Ratios of nonperforming loans compared to loans held for investment and nonperforming assets compared to total assets increased from 0.61% and 0.58%, respectively, at June 30, 2019, to 0.70% and 0.64% at September 30, 2019. The increases were largely attributable to the classification of a $1.5 million credit relationship to nonaccrual status.

●

Stock Repurchase Program. During the quarter ended September 30, 2019, Business First spent $2.6 million to repurchase 110,846 shares at an average price of $23.00 per share under its previously announced stock repurchase program. Under the terms of the stock repurchase program, Business First is authorized to spend an additional $12.4 million to repurchase shares through December 2020.

●	Richland State Bank Conversion. Business First successfully completed the data processing conversion of Richland State Bank on July 22, 2019.

Financial Condition

September 30, 2019, Compared to June 30, 2019

Balance Sheet

As of September 30, 2019, Business First had total assets of $2.2 billion, total loans of $1.7 billion, total deposits of $1.7 billion and total shareholders’ equity of $280.3 million, compared to $2.2 billion, $1.6 billion, $1.7 billion and $277.5 million, respectively, as of June 30, 2019.

               b1BANK.com

Total loans held for investment increased by $52.2 million compared to June 30, 2019, or 12.7% annualized, for the quarter ended September 30, 2019, with most of the growth originating within the nonfarm nonresidential commercial real estate portfolio.

Book value per common share was $21.12 at September 30, 2019, compared to $20.77 at June 30, 2019. Tangible book value per common share was $16.96 at September 30, 2019, compared to $16.60 at June 30, 2019.

Credit Quality

Nonperforming loans as a percentage of total loans held for investment increased from 0.61% as of June 30, 2019, to 0.70% as of September 30, 2019. Nonperforming assets as a percentage of total assets increased from 0.58% as of June 30, 2019, to 0.64% as of September 30, 2019. The increase was largely attributable to the classification of a $1.5 million credit relationship to nonaccrual status.

September 30, 2019, Compared to September 30, 2018

Balance Sheet

As of September 30, 2019, Business First had total assets of $2.2 billion, total loans of $1.7 billion, total deposits of $1.7 billion and total shareholders’ equity of $280.3 million, compared to $1.7 billion, $1.3 billion, $1.4 billion and $213.0 million, respectively, as of September 30, 2018. The balance sheet increases were attributable to organic growth and to the fourth quarter 2018 acquisition of Richland State Bank.

Book value per common share was $21.12 at September 30, 2019, compared to $18.46 at September 30, 2018. Tangible book value per common share was $16.96 at September 30, 2019, compared to $15.30 at September 30, 2018.

Credit Quality

Nonperforming loans as a percentage of total loans held for investment decreased from 0.89% as of September 30, 2018, to 0.70% as of September 30, 2019. Nonperforming assets as a percentage of total assets decreased from 0.80% as of September 30, 2018, to 0.64% as of September 30, 2019. The decreases were mainly attributable to improved credit quality in relation to the size of the loan portfolio and total assets of Business First.

               b1BANK.com

Results of Operations

Third Quarter 2019 Compared to Second Quarter 2019

Net Income and Diluted Earnings Per Share

For the quarter ended September 30, 2019, net income was $5.5 million, or $0.40 per diluted share, compared to net income of $6.8 million, or $0.50 per diluted share, for the quarter ended June 30, 2019.

Core net income, which excludes noncore income and expenses, for the quarter ended September 30, 2019, was $6.3 million, or $0.46 per diluted share, compared to core net income of $6.6 million, or $0.48 per diluted share, for the quarter ended June 30, 2019. Notable noncore events impacting earnings for the quarter ended September 30, 2019 included the incurrence of $594,000 in losses associated with the disposal of former bank premises and equipment in noninterest income and $288,000 associated with acquisition-related expenses in noninterest expense, compared to noninterest expenses of $436,000 associated with acquisition-related expenses and noninterest income of $593,000 related to gains from the sale of a banking center for the quarter ended June 30, 2019.

Return on Assets and Equity

Return on average assets and equity, each on an annualized basis, decreased to 1.02% and 7.93%, respectively, for the quarter ended September 30, 2019, compared to 1.30% and 10.13%, respectively, for the quarter ended June 30, 2019. The decreases were largely attributable to the $1.3 million Small Business Investment Company “SBIC” investment income and $593,000 banking center gain on sale recognized for the quarter ended June 30, 2019, and $594,000 in losses on disposal of former bank premises and equipment recognized for the quarter ended September 30, 2019, offset by a reduction in the provision for loan losses of $823,000 for the quarter ended September 30, 2019 compared to the quarter ended June 30, 2019.

As adjusted, core return on average assets and core return on average equity, each on an annualized basis, were 1.16% and 9.01%, respectively, for the quarter ended September 30, 2019, compared to 1.26% and 9.77%, respectively, for the quarter ended June 30, 2019.

               b1BANK.com

Interest Income

For the quarter ended September 30, 2019, net interest income totaled $20.3 million and net interest margin and net interest spread were 4.10% and 3.66%, respectively, compared to $20.2 million, 4.19% and 3.75% for the quarter ended June 30, 2019. The decrease in net interest margin was largely attributable to lower loan discount accretion and lower yielding loans due to the two 25 basis points federal funds rate cuts, offset by an additional calendar day for the quarter ended September 30, 2019.

Net interest margin and net interest spread (excluding loan discount accretion of $544,000) were 3.99% and 3.55%, respectively, for the quarter ended September 30, 2019, compared to 4.02% and 3.58% (excluding loan discount accretion of $826,000) for the quarter ended June 30, 2019. The ratios were negatively impacted by lower yielding loans due to the two 25 basis points federal funds rate cuts, offset by an additional calendar day for the quarter ended September 30, 2019.

The average yield on the loan portfolio was 5.87% for the quarter ended September 30, 2019, compared to 5.96% for the quarter ended June 30, 2019. The average yield on total interest-earning assets was 5.32% for the quarter ended September 30, 2019, compared to 5.37% for the quarter ended June 30, 2019.

Business First anticipates continued pressure on net interest margin in future periods based on the current yield curve.

Interest Expense

For the quarter ended September 30, 2019, overall cost of funds (which includes noninterest-bearing deposits) increased by five basis points compared to the quarter ended June 30, 2019.

Provision for Loan Losses

During the quarter ended September 30, 2019, Business First recorded a provision for loan losses of $479,000, compared to $1.3 million for the quarter ended June 30, 2019. The reserve for the quarter ended June 30, 2019 was negatively impacted by the charge-off of the remaining balance of a single, previously identified, impaired loan.

               b1BANK.com

Third Quarter 2019 Compared to Third Quarter 2018

Net Income and Diluted Earnings Per Share

For the quarter ended September 30, 2019, net income was $5.5 million, or $0.40 per diluted share, compared to net income of $3.9 million, or $0.33 per diluted share, for the quarter ended September 30, 2018. The increase in net income and diluted earnings per share resulted from the overall growth and efficiency of Business First over the past 12 months, mainly attributable to growth in net interest income and partially offset by increases in noninterest expenses. Both the growth in net interest income and increase in noninterest expenses were impacted for the quarter ended September 30, 2019, by the acquisition of Richland State Bank which occurred in the fourth quarter of 2018.

Core net income, which excludes noncore income and expenses, for the quarter ended September 30, 2019, was $6.3 million, or $0.46 per diluted share, compared to core net income of $4.4 million, or $0.37 per diluted share, for the quarter ended September 30, 2018. Notable noncore events impacting earnings for the quarter ended September 30, 2019 included the incurrence of $594,000 in losses associated with the disposal of former bank premises and equipment in noninterest income and $288,000 associated with acquisition-related expenses in noninterest expense, compared to noninterest expenses of $509,000 associated with acquisition-related expenses and $139,000 of losses associated with the disposal of former bank premises and equipment in noninterest income for the quarter ended September 30, 2018.

Return on Assets and Equity

Return on average assets and return on average equity, each on an annualized basis, increased to 1.02% and 7.93%, respectively, for the quarter ended September 30, 2019, from 0.94% and 7.37%, respectively, for the quarter ended September 30, 2018.

As adjusted, core return on average assets and core return on average equity, each on an annualized basis, were 1.16% and 9.01%, respectively, for the quarter ended September 30, 2019, compared to 1.06% and 8.37%, respectively, for the quarter ended September 30, 2018.

Interest Income

For the quarter ended September 30, 2019, net interest income totaled $20.3 million and net interest margin and net interest spread were 4.10% and 3.66%, respectively, compared to $15.6 million, 4.05% and 3.70% for the quarter ended September 30, 2018.

               b1BANK.com

Net interest margin and net interest spread (excluding loan discount accretion of $544,000) were 3.99% and 3.55%, respectively, for the quarter ended September 30, 2019, compared to 3.98% and 3.63% (excluding loan discount accretion of $268,000) for the quarter ended September 30, 2018.

The average yield on the loan portfolio was 5.87% for the quarter ended September 30, 2019, compared to 5.65% for the quarter ended September 30, 2018. The average yield on total interest-earning assets was 5.32% for the quarter ended September 30, 2019, compared to 5.01% for the quarter ended September 30, 2018.

Interest Expense

For the quarter ended September 30, 2019, overall cost of funds (which includes noninterest-bearing deposits) increased by 29 basis points compared to the quarter ended September 30, 2018. The increase was largely attributable to an overall increase in interest rates over the past 12 months and the issuance of subordinated debt in December 2018.

Provision for Loan Losses

During the quarter ended September 30, 2019, Business First recorded a provision for loan losses of $479,000, compared to $503,000 for the quarter ended September 30, 2018.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., through its banking subsidiary Business First Bank, operates in 25 banking centers in markets across Louisiana and in Dallas, Texas. Business First Bank provides commercial and personal banking, treasury management and wealth solutions services to small to midsize businesses and their owners and employees. Visit www.b1BANK.com for more information. Business First’s common stock is traded on the NASDAQ Global Select Market under the symbol “BFST.”

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures (e.g., referenced as “core” or “tangible”) intended to supplement, not substitute for, comparable GAAP measures. These measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, impaired loan sales, acquisition-related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core business. These non-GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

               b1BANK.com

Special Note Regarding Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

Additional Information

For additional information on Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission, or SEC, free of charge by using the SEC’s EDGAR service on the SEC’s website at www.sec.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of the Company. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

               b1BANK.com

Business First Bancshares, Inc.

Selected Financial Information

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2019	2019	2019	2018	2018

Balance Sheet Ratios

Loans (HFI) to Deposits	97.77%	96.46%	90.93%	88.15%	95.86%
Shareholders' Equity to Assets Ratio	12.62%	12.88%	12.81%	12.41%	12.69%

Loans Receivable Held for Investment

Commercial	$415,163	$411,256	$389,855	$363,640	$317,889
Real Estate:
Construction and Land	220,524	227,102	211,888	211,054	196,404
Farmland	45,809	47,245	44,066	45,989	26,882
1-4 Family Residential	281,413	278,610	275,610	270,583	234,690
Multi-Family Residential	31,448	38,698	39,548	39,273	22,109
Nonfarm Nonresidential	620,427	561,149	550,103	518,660	432,306
Total Real Estate	1,199,621	1,152,804	1,121,215	1,085,559	912,391
Consumer	79,943	78,513	75,112	79,270	67,679
Total Loans	$1,694,727	$1,642,573	$1,586,182	$1,528,469	$1,297,959

Allowance for Loan Losses

Balance, Beginning of Period	$11,603	$11,818	$11,220	$10,273	$9,756
Charge-offs – Quarterly	(13)	(1,565)	(57)	(19)	(33)
Recoveries – Quarterly	21	48	22	27	47
Provision for Loan Losses – Quarterly	479	1,302	633	939	503
Balance, End of Period	$12,090	$11,603	$11,818	$11,220	$10,273

Allowance for Loan Losses to Total Loans (HFI)	0.71%	0.71%	0.75%	0.73%	0.79%
Net Charge-offs (Recoveries) to Average Total Loans	0.00%	0.09%	0.00%	0.00%	0.00%

Nonperforming Assets

Nonperforming Loans:
Nonaccrual Loans	$11,577	$9,363	$13,183	$11,691	$11,341
Loans Past Due 90 Days or More	277	727	77	1,876	256
Total Nonperforming Loans	11,854	10,090	13,260	13,567	11,597
Other Nonperforming Assets:
Other Real Estate Owned	2,326	2,324	1,683	1,909	1,824
Other Nonperforming Assets	5	6	11	11	11
Total Other Nonperforming Assets	2,331	2,330	1,694	1,920	1,835
Total Nonperforming Assets	$14,185	$12,420	$14,954	$15,487	$13,432

Nonperforming Loans to Total Loans (HFI)	0.70%	0.61%	0.84%	0.89%	0.89%
Nonperforming Assets to Total Assets	0.64%	0.58%	0.71%	0.74%	0.80%

               b1BANK.com

Business First Bancshares, Inc.

Selected Financial Information

(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars in thousands, except per	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
share data)	2019	2019	2019	2018	2018	2019	2018

Per Share Data

Basic Earnings per Common Share	$0.41	$0.51	$0.43	$0.28	$0.34	$1.35	$0.99
Diluted Earnings per Common Share	0.40	0.50	0.41	0.28	0.33	1.32	0.95
Dividends per Common Share	0.10	0.10	0.08	0.08	0.08	0.28	0.22
Book Value per Common Share	21.12	20.77	20.14	19.68	18.46	21.12	18.46
Tangible Book Value per Common Share (Non-GAAP)	16.96	16.60	15.86	15.34	15.30	16.96	15.30

Average Common Shares Outstanding	13,315,351	13,361,482	13,287,560	12,099,659	11,533,374	13,321,566	10,795,989
Average Diluted Shares Outstanding	13,669,370	13,740,937	13,653,125	12,521,017	11,993,734	13,675,585	11,256,349
End of Period Common Shares Outstanding	13,274,823	13,361,482	13,361,482	13,213,280	11,533,721	13,274,823	11,533,721

Annualized Performance Ratios

Return on Average Assets	1.02%	1.30%	1.09%	0.75%	0.94%	1.14%	0.87%
Return on Average Equity	7.93%	10.13%	8.62%	6.03%	7.37%	8.88%	7.45%
Net Interest Margin	4.10%	4.19%	4.01%	4.07%	4.05%	4.10%	4.00%
Net Interest Spread	3.66%	3.75%	3.61%	3.70%	3.70%	3.68%	3.72%
Efficiency Ratio (1)	67.16%	59.85%	64.35%	73.51%	69.08%	63.65%	71.11%

Other Operating Expenses

Salaries and Employee Benefits	$8,793	$8,756	$8,552	$7,444	$7,190	$26,101	$20,418
Occupancy and Bank Premises	1,230	1,079	1,103	877	914	3,412	2,632
Depreciation and Amortization	645	633	628	484	417	1,906	1,246
Data Processing	380	576	616	397	395	1,572	1,160
FDIC Assessment Fees	(105)	248	150	276	221	293	945
Legal and Other Professional Fees	346	353	318	456	328	1,017	1,239
Advertising and Promotions	544	279	327	422	290	1,150	817
Utilities and Communications	397	323	298	238	294	1,018	835
Ad Valorem Shares Tax	345	345	345	170	321	1,035	965
Directors' Fees	121	125	205	92	93	451	344
Other Real Estate Owned Expenses and Write-Downs	19	72	27	-	-	118	9
Merger and Conversion-Related Expenses	350	235	(254)	1,959	138	331	1,065
Other	1,813	1,553	1,475	1,594	1,269	4,841	4,164
Total Other Expenses	$14,878	$14,577	$13,790	$14,409	$11,870	$43,245	$35,839

(1) Noninterest expense (excluding provision for loan losses) divided by noninterest income plus net interest income less gain/loss on sales of securities.

               b1BANK.com

Business First Bancshares, Inc.

Consolidated Balance Sheets

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2019	2019	2019	2018	2018

Assets

Cash and Due From Banks	$63,356	$64,043	$52,606	$96,072	$45,941
Federal Funds Sold	43,705	20,809	30,093	41,836	5,934
Securities Available for Sale, at Fair Values	288,231	294,981	304,122	309,516	243,585
Mortgage Loans Held for Sale	256	443	753	58	280
Loans and Lease Receivable	1,694,727	1,642,573	1,586,182	1,528,469	1,297,959
Allowance for Loan Losses	(12,090)	(11,603)	(11,818)	(11,220)	(10,273)
Net Loans and Lease Receivable	1,682,637	1,630,970	1,574,364	1,517,249	1,287,686
Premises and Equipment, Net	27,092	27,577	27,014	15,114	10,022
Accrued Interest Receivable	7,513	7,957	7,054	8,223	5,188
Other Equity Securities	12,697	11,717	8,508	9,282	10,339
Other Real Estate Owned	2,326	2,324	1,683	1,909	1,824
Cash Value of Life Insurance	32,398	32,223	32,050	31,882	24,442
Deferred Taxes, Net	2,674	2,527	3,077	3,848	4,359
Goodwill	48,333	48,503	49,534	49,488	32,427
Core Deposit Intangible	6,916	7,139	7,655	7,885	4,103
Other Assets	2,706	2,395	2,887	2,534	2,065

Total Assets	$2,220,840	$2,153,608	$2,101,400	$2,094,896	$1,678,195

Liabilities

Deposits:
Noninterest-Bearing	$406,146	$394,848	$396,775	$382,354	$311,170
Interest-Bearing	1,327,244	1,308,054	1,347,608	1,351,580	1,042,901
Total Deposits	1,733,390	1,702,902	1,744,383	1,733,934	1,354,071

Securities Sold Under Agreements to Repurchase	31,037	16,096	11,070	12,229	14,310
Short-Term Borrowings	-	-	-	-	862
Long-Term Borrowings	-	-	-	-	2,400
Subordinated Debt	25,000	25,000	25,000	25,000	-
Federal Home Loan Bank Borrowings	128,000	108,000	30,000	55,000	85,000
Accrued Interest Payable	1,837	1,924	2,039	1,374	1,336
Other Liabilities	21,236	22,217	19,764	7,301	7,255

Total Liabilities	1,940,500	1,876,139	1,832,256	1,834,838	1,465,234

Shareholders' Equity

Common Stock	13,275	13,361	13,361	13,213	11,534
Additional Paid-In Capital	212,104	213,823	213,537	212,332	171,345
Retained Earnings	52,265	48,087	42,576	37,982	35,460
Accumulated Other Comprehensive Loss	2,696	2,198	(330)	(3,469)	(5,378)

Total Shareholders' Equity	280,340	277,469	269,144	260,058	212,961

Total Liabilities and Shareholders' Equity	$2,220,840	$2,153,608	$2,101,400	$2,094,896	$1,678,195

               b1BANK.com

Business First Bancshares, Inc.

Consolidated Statements of Income

(Unaudited)

		Quarter Ended				Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands)	2019	2019	2019	2018	2018	2019	2018

Interest Income:
Interest and Fees on Loans	$24,408	$23,870	$22,423	$19,778	$17,777	$70,701	$50,002
Interest and Dividends on Securities	1,783	1,829	1,874	1,611	1,386	5,486	4,223
Interest on Federal Funds Sold and Due From Banks	129	197	290	164	162	616	417
Total Interest Income	26,320	25,896	24,587	21,553	19,325	76,803	54,642

Interest Expense:
Interest on Deposits	5,050	5,038	4,757	3,853	3,127	14,845	7,980
Interest on Borrowings	1,012	665	710	583	562	2,387	1,550
Total Interest Expense	6,062	5,703	5,467	4,436	3,689	17,232	9,530

Net Interest Income	20,258	20,193	19,120	17,117	15,636	59,571	45,112

Provision for Loan Losses	479	1,302	633	939	503	2,414	1,451

Net Interest Income After Provision for Loan Losses	19,779	18,891	18,487	16,178	15,133	57,157	43,661

Other Income:
Service Charges on Deposit Accounts	1,035	1,034	938	869	695	3,007	1,941
Gain (Loss) on Sales of Securities	26	58	-	7	-	84	-
Other Income	861	3,127	1,373	1,615	852	5,361	3,347
Total Other Income	1,922	4,219	2,311	2,491	1,547	8,452	5,288

Other Expenses:
Salaries and Employee Benefits	8,793	8,756	8,552	7,444	7,190	26,101	20,418
Occupancy and Equipment Expense	2,135	1,884	1,894	1,523	1,522	5,913	4,342
Other Expenses	3,950	3,937	3,344	5,442	3,158	11,231	11,079
Total Other Expenses	14,878	14,577	13,790	14,409	11,870	43,245	35,839

Income Before Income Taxes	6,823	8,533	7,008	4,260	4,810	22,364	13,110

Provision for Income Taxes	1,312	1,690	1,349	815	910	4,351	2,464

Net Income	$5,511	$6,843	$5,659	$3,445	$3,900	$18,013	$10,646

               b1BANK.com

Business First Bancshares, Inc.

Consolidated Net Interest Margin

(Unaudited)

	Quarter Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average	Interest		Average	Interest		Average	Interest
(Dollars in	Outstanding	Earned /	Average	Outstanding	Earned /	Average	Outstanding	Earned /	Average
thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets
Total Loans	$1,664,283	$24,408	5.87%	$1,602,087	$23,870	5.96%	$1,258,060	$17,777	5.65%
Securities Available for Sale	297,121	1,783	2.40%	303,232	1,829	2.41%	253,902	1,386	2.18%
Interest-Bearing Deposit in Other Banks	16,070	129	3.21%	23,716	197	3.32%	31,858	162	2.03%
Total Interest-Earning Assets	1,977,474	26,320	5.32%	1,929,035	25,896	5.37%	1,543,820	19,325	5.01%
Allowance for Loan Losses	(11,783)			(11,702)			(9,945)
Noninterest-Earning Assets	191,068			185,359			132,242
Total Assets	$2,156,759	$26,320		$2,102,692	$25,896		$1,666,117	$19,325

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities
Interest-Bearing Deposits	$1,300,740	$5,050	1.55%	$1,335,630	$5,038	1.51%	$1,028,412	$3,127	1.22%
Subordinated Debt	25,000	422	6.75%	25,000	429	6.86%	-	-	-
Advances from Federal Home Loan Bank ("FHLB")	105,588	560	2.12%	36,856	224	2.43%	85,000	506	2.38%
Other Borrowings	23,7018	30	0.51%	14,390	12	0.33%	17,484	56	1.28%
Total Interest-Bearing Liabilities	1,455,046	6,062	1.67%	1,411,876	5,703	1.62%	1,130,896	3,689	1.31%

Noninterest-Bearing Liabilities
Noninterest-Bearing Deposits	398,748			396,793			315,111
Other Liabilities	24,937			23,761			8,479
Total Noninterest-Bearing Liabilities	423,685			420,554			323,590
Shareholders' Equity	278,028			270,262			211,631
Total Liabilities and Shareholders' Equity	$2,156,759			$2,102,692			$1,666,117

Net Interest Spread			3.66%			3.75%			3.70%
Net Interest Income		$20,258			$20,193			$15,636
Net Interest Margin			4.10%			4.19%			4.05%

Overall Cost of Funds			1.31%			1.26%			1.02%

NOTE:  Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing a 30/360 day count convention.

               b1BANK.com

Business First Bancshares, Inc.

Consolidated Net Interest Margin

(Unaudited)

	For the Nine Months Ended September 30,
	2019			2018
	Average			Average
	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets
Total Loans	$1,605,423	$70,701	5.87%	$1,216,395	$50,002	5.48%
Securities Available for Sale	303,374	5,486	2.41%	254,035	4,223	2.22%
Interest-Bearing Deposit in Other Banks	26,621	616	3.09%	32,899	417	1.69%
Total Interest-Earning Assets	1,935,418	76,803	5.29%	1,503,329	54,642	4.85%
Allowance for Loan Losses	(11,625)			(9,516)
Noninterest-Earning Assets	187,924			141,209
Total Assets	$2,111,717	$76,803		$1,635,022	$54,642

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities
Interest-Bearing Deposits	$1,323,927	$14,845	1.50%	$1,022,982	$7,980	1.04%
Subordinated Debt	25,000	1,267	6.76%	-	-	0.00%
Advances from Federal Home Loan Bank ("FHLB")	59,990	1,065	2.37%	84,777	1,387	2.18%
Other Borrowings	16,863	55	0.43%	18,478	163	1.18%
Total Interest-Bearing Liabilities	1,425,780	17,232	1.61%	1,126,237	9,530	1.13%

Noninterest-Bearing Liabilities
Noninterest-Bearing Deposits	396,452			309,526
Other Liabilities	19,105			8,604
Total Noninterest-Bearing Liabilities	415,557			318,130
Shareholders' Equity	270,380			190,655
Total Liabilities and Shareholders' Equity	$2,111,717			$1,635,022

Net Interest Spread			3.68%			3.72%
Net Interest Income		$59,571			$45,112
Net Interest Margin			4.10%			4.00%

Overall Cost of Funds			1.26%			0.89%

NOTE:  Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing a 30/360 day count convention.

               b1BANK.com

Business First Bancshares, Inc.

Non-GAAP Measures

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2019	2019	2019	2018	2018

Tangible Common Equity
Total Shareholders' Equity	$280,340	$277,469	$269,144	$260,058	$212,961
Adjustments:
Goodwill	(48,333)	(48,503)	(49,534)	(49,488)	(32,427)
Core Deposit Intangible	(6,916)	(7,139)	(7,655)	(7,885)	(4,103)
Total Tangible Common Equity	$225,091	$221,827	$211,955	$202,685	$176,431

Tangible Assets
Total Assets	$2,220,840	$2,153,608	$2,101,400	$2,094,896	$1,678,195
Adjustments:
Goodwill	(48,333)	(48,503)	(49,534)	(49,488)	(32,427)
Core Deposit Intangible	(6,916)	(7,139)	(7,655)	(7,885)	(4,103)
Total Tangible Assets	$2,165,591	$2,097,966	$2,044,211	$2,037,523	$1,641,665

Common Shares Outstanding	13,274,823	13,361,482	13,361,482	13,213,280	11,533,721
Book Value per Common Share	$21.12	$20.77	$20.14	$19.68	$18.46
Tangible Book Value per Common Share	$16.96	$16.60	$15.86	$15.34	$15.30
Common Equity to Total Assets	12.62%	12.88%	12.81%	12.41%	12.69%
Tangible Common Equity to Tangible Assets	10.39%	10.57%	10.37%	9.95%	10.75%

               b1BANK.com

Business First Bancshares, Inc.

Non-GAAP Measures

(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars in thousands, except per	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
share data)	2019	2019	2019	2018	2018	2019	2018

Core Net Income
Net Income	$5,511	$6,843	$5,659	$3,445	$3,900	$18,013	$10,646
Adjustments: (1)
Noninterest Income
Sale of Impaired Credit	-	(91)	-	(87)	-	(91)	-
Tax Impact	-	19	-	18	-	19	-
(Gains) Losses on Former Bank Premises and Equipment	594	-	-	(494)	139	594	139
Tax Impact	(125)	-	-	104	(29)	(125)	(29)
(Gains) Losses on Sale of Securities	(26)	(58)	-	(7)	-	(84)	-
Tax Impact	5	12	-	1	-	18	-
(Gains) Losses on Sale of Banking Center	12	(593)	-	-	-	(581)	-
Tax Impact	(3)	125	-	-	-	122	-
Noninterest Expense						-
Early Lease Termination Penalty	87	-	-	-	-	87	-
Tax Impact	(18)	-	-	-	-	(18)	-
Employee Share Awards – NASDAQ Listing	-	-	-	-	-	-	118
Tax Impact	-	-	-	-	-	-	(25)
Acquisition-Related Expenses (2)	288	436	(50)	2,132	509	674	1,436
Tax Impact	(60)	(91)	16	(410)	(90)	(135)	(213)
Core Net Income	$6,265	$6,602	$5,625	$4,702	$4,429	$18,493	$12,072

Average Common Shares Outstanding	13,315,351	13,361,482	13,287,560	12,099,659	11,533,374	13,321,566	10,795,989
Average Diluted Shares Outstanding	13,669,370	13,740,937	13,653,125	12,521,017	11,993,734	13,675,585	11,256,349

Earnings per Share - Basic	$0.41	$0.51	$0.43	$0.28	$0.34	$1.35	$0.99
Earnings per Share - Diluted	$0.40	$0.50	$0.41	$0.28	$0.33	$1.32	$0.95
Core Earnings per Share – Basic	$0.47	$0.49	$0.42	$0.39	$0.38	$1.39	$1.12
Core Earnings per Share – Diluted	$0.46	$0.48	$0.41	$0.38	$0.37	$1.35	$1.07

Total Quarterly/Year-to-Date Average Assets	$2,156,759	$2,102,692	$2,075,683	$1,827,598	$1,666,117	$2,111,717	$1,635,022
Total Quarterly/Year-to-Date Average Equity	$278,028	$270,262	$262,681	$228,496	$211,631	$270,380	$190,655

Return on Average Assets	1.02%	1.30%	1.09%	0.75%	0.94%	1.14%	0.87%
Return on Average Equity	7.93%	10.13%	8.62%	6.03%	7.37%	8.88%	7.45%
Core Return on Average Assets	1.16%	1.26%	1.08%	1.03%	1.06%	1.17%	0.98%
Core Return on Average Equity	9.01%	9.77%	8.57%	8.23%	8.37%	9.12%	8.44%

Core Efficiency Ratio
Noninterest Expense	14,878	14,577	13,790	14,409	11,870	43,245	35,839
Core Adjustments	(375)	(436)	50	(2,132)	(509)	(761)	(1,554)
Net Interest and Noninterest Income (3)	22,154	24,354	21,431	19,601	17,183	67,939	50,400
Core Adjustments	606	(684)	-	(581)	139	(78)	139

Efficiency Ratio	67.16%	59.85%	64.35%	73.51%	69.08%	63.65%	71.11%
Core Efficiency Ratio	63.72%	59.74%	64.58%	64.55%	65.59%	62.60%	67.84%

Net Interest Income
Net Interest Income	$20,258	$20,193	$19,120	$17,117	$15,636	$59,571	$45,112
Adjustments:
Loan Discount Accretion	(544)	(826)	(432)	(283)	(268)	(1,802)	(995)
Net Interest Income Excluding Loan Discount Accretion	$19,714	$19,367	$18,688	$16,834	$15,368	$57,769	$44,117

Total Average Interest-Earnings Assets	$1,977,474	$1,929,035	$1,904,870	$1,681,240	$1,543,820	$1,935,418	$1,503,329

               b1BANK.com

Net Interest Margin (4)	4.10%	4.19%	4.01%	4.07%	4.05%	4.10%	4.00%
Net Interest Margin Excluding Loan Discount Accretion (4)	3.99%	4.02%	3.92%	4.01%	3.98%	3.98%	3.91%
Net Interest Spread	3.66%	3.75%	3.61%	3.70%	3.70%	3.68%	3.72%
Net Interest Spread Excluding Loan Discount Accretion	3.55%	3.58%	3.52%	3.63%	3.63%	3.56%	3.63%

(1) Tax rates, exclusive of certain nondeductible merger-related expenses, utilized were 21% for 2019 and 2018. These rates approximated the marginal tax rates.

(2) Includes merger and conversion-related expenses and salary and employee benefits.

(3) Excludes gains/losses on sales of securities.

(4) Calculated utilizing a 30/360 day count convention.

               b1BANK.com